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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Banyan Systems Incorporated on Form S-8 (File Nos. 33-50860, 33-50862, 33-50864, 33-54140, 33-57734, 33-78804, 33-92312, 33-95288, 333-22631, 333-26857, 333-
28675, 333-28745, 333-40671, 333-46259, 333-53705 and 333-53707) of our reports dated January 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of Banyan Systems Incorporated as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                                 /s/ PricewaterhouseCoopers LLP
                                                     --------------------------
                                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 1999